SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

KT HIGH-TECH MARKETING, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14440 Big Basin Way, #12, Saratoga, CA 95070

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 30, 2018, KULR Technology Group, Inc. (the “Company”) changed its name from “KT High-Tech Marketing, Inc.” to “KULR Technology Group, Inc.” (the “Name Change”).

In connection with the Name Change, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the office of the Secretary of State of the State of Delaware on August 28, 2018.

The Name Change became effective with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Company’s common stock began quotation on the OTCQB under the new name on August 30, 2018. The Company’s symbol “KUTG” will remain unchanged.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits

Exhibit No.	Description
99.1	Certificate of Amendment to the Certificate of Incorporation, effective August 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KT HIGH-TECH MARKETING, INC.

Date: August 30, 2018	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer